                                                                       Exhibit 5

                             Lillick & Charles LLP
                             Two Embarcadero Center
                        San Francisco, California 94111

                               February 13, 1996


(415) 984-8339

First Commercial Bancorp, Inc.
865 Howe Avenue
Sacramento, California 95825

Gentlemen:

         We are acting as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 59,688,875 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of First Commercial Bancorp, Inc., a Delaware corporation (the "Company"). The Shares consist of 50,000,000 shares of Common Stock of the Company issuable upon exercise of Stockholder Rights, as defined in the Registration Statement (defined below), of which 10,000,000 Shares may be offered and sold to the public (the "Public Offering"), and 9,688,875 Shares issuable upon exercise of Dividend Rights, as defined in the Registration Statement (defined below). Pre-effective Amendment No. 2 to the Company's Registration Statement on Form S-1 (No. 32-92928) (the "Registration Statement") will be filed under the Act with respect to the offering of the Shares, and this opinion is proposed to be filed as an exhibit to the Registration Statement.

         In connection with the offering of the Shares, we have examined the Registration Statement and such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon certificates and statements of officers of the Company. In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon and subject to the foregoing, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that: assuming that (i) the Registration Statement becomes and remains effective and all delivery procedures with respect thereto fulfill all of the requirements of the Act through all periods relevant to this opinion, (ii) all issuances of the

First Commercial Bancorp, Inc.
February 13, 1996
Page 2


Stockholder Rights, Dividend Rights and Shares shall be in a manner complying with the terms of the Registration Statement and in compliance with Blue Sky Laws of any states having jurisdiction thereof and (iii) full payment of the purchase price is made to the Company for each Share issued upon exercise of a Stockholder Right and upon sale in the Public Offering, the Shares, when issued, will be validly issued, fully paid and non-assessable.

         Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" as having passed upon the validity of the issuance of the Shares. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under the Section 7 of the Act or the regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion is furnished solely in connection with the Registration Statement and is not to be used for any other purpose without our prior written consent.

                                            Very truly yours,

                                            LILLICK & CHARLES LLP

                                            /s/Ronald W. Bachli
                                            Ronald W. Bachli